UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 8, 2005

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                                DST SYSTEMS, INC.
             (Exact Name of registrant as specified in its charter)

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                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-14036                                          43-1581814
(Commission File Number)                       (IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri                         64105
(Address of principal executive offices)                          (Zip Code)

                                 (816) 435-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report).

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

     DST Systems, Inc. ("DST") has entered into a Loan Agreement, dated as of June 8, 2005 (the "Loan Agreement"), with Citibank, N.A. ("Citibank"), as lender. A copy of the Loan Agreement is filed as Exhibit 10.1 to this Form 8-K. DST has entered into forward transactions with Citibank for the purchase of DST common stock, in an aggregate amount of $107,472,386. Citibank is also a lender under DST's credit agreement which established credit facilities of $650 million.

     Under the terms of the Loan  Agreement,  the Lender (as defined in the Loan
Agreement) has agreed, on the terms and conditions set forth in the Loan Agreement, to make an advance (the "Advance") to DST in the aggregate principal amount of $107,472,386, and DST has agreed to pay to the Lender the outstanding principal amount of the Advance and accrued interest on the maturity date. The maturity date is June 30, 2005 (unless such date is accelerated pursuant to the terms of the Loan Agreement). The Advance is evidenced by a promissory note (the "Note") executed by DST, dated June 8, 2005, in favor of Citibank in the principal amount of $107,472,386. The Note is entitled to the benefits of the Loan Agreement. The form of Note is attached as Exhibit A to the Loan Agreement.

     DST has the right to prepay the Advance in whole or in part, without premium or penalty, subject to the requirements of the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity date of the Note upon the happening of certain stated events and also for prepayments on account of principal of the Note prior to the maturity date upon the terms and conditions specified in the Loan Agreement. If an Event of Default (as defined in the Loan Agreement) has occurred and is continuing, the Lender may declare the Advance, the Note, all interest thereon and all other obligations of DST under the Loan Agreement and the Note forthwith due and payable. DST is required to prepay the Advance, in whole or in part, as applicable, under certain circumstances. If (i) on any business day, the closing price of DST common stock is equal to or less than a specified price, or (ii) on any calendar day the net asset value of a specified subsidiary of DST is less than the amount specified in the Loan Agreement, the Lender may require prepayment of 100% of the outstanding principal amount of the Advance and any other amounts payable under the Loan Agreement on the prepayment date specified by the Lender. If, on any business day, the closing price of DST common stock is within a range specified in the Loan Agreement, the Lender may require prepayment of 50% of the outstanding principal amount of the Advance and any accrued interest on the prepayment date specified by the Lender.

     Subject to certain provisions of the Loan Agreement, DST has agreed to pay interest on the Advance at a per annum rate equal to 1.00% over the LIBOR (as defined in the Loan Agreement) rate. In an Event of Default, DST has agreed to pay a default rate of 10% per annum, as set forth in the Loan Agreement.

     DST has agreed to indemnify the Lender, its affiliates and their respective officers, directors, employees, agents and advisors against certain damages, losses, liabilities and expenses, as set forth in the Loan Agreement.

     The above description of the Loan Agreement and the Note is qualified in its entirety by reference to the terms of the Loan Agreement attached hereto as
Exhibit 10.1 and the form of Note attached as Exhibit A thereto.


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ITEM 2.03 Creation of a Direct  Financial  Obligation or an Obligation  under an
          Off-Balance Sheet Arrangement of a Registrant.

     As discussed under Item 1.01, DST has entered into the Loan Agreement with Citibank and has executed the Note in favor of Citibank in the principal amount of $107,472,386. Please see the discussion in Item 1.01, which is incorporated into this Item 2.03 by reference.

ITEM 9.01 Financial Statements and Exhibits

(c). Exhibits.

Exhibit
Number              Description
---------------     ------------------------------------------------------------
10.1                Loan  Agreement,  dated  as of June  8,  2005,  between  DST
                    Systems, Inc. and Citibank, N.A.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of June, 2005.


                                  DST SYSTEMS, INC.


                                  By: /s/ Randall D. Young
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                                  Name:  Randall D. Young
                                  Title:  Vice President and General Counsel